NORTHWESTERN PUBLIC SERVICE COMPANY
                            Huron, South Dakota







                                 NOTICE OF
                              ANNUAL MEETING
                            AND PROXY STATEMENT





                              Annual Meeting
                              of Stockholders
                                May 3, 1995




                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318



                                                            March 15, 1995



Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Northwestern Public Service Company, which will be held at the Crossroads Convention Center, 100 Fourth Street S.W., in Huron, South Dakota on May 3, 1995, at 11:00 a.m., local time. Enclosed is a formal Notice of Annual Meeting and Proxy Statement, together with a proxy and return envelope for use of stockholders who are unable to be present in person at the meeting.

     The formal Notice and Proxy Statement describe the matters scheduled to be acted upon at the meeting. In addition to the election of directors on which only the holders of the Common Stock of the Company will be entitled to vote, four very important amendments to the Company's Certificate of Incorporation will be considered and voted upon. Of the four amendments, only the holders of the Common Stock of the Company will be entitled to vote on the amendment to increase the authorized number of shares of the Company's Preference Stock. The remaining three amendments involve the Company's Cumulative Preferred Stock and the holders of the Cumulative Preferred Stock, as well as the holders of the Common Stock, will be entitled to vote on each of those amendments.

     1-B Please note that if a white proxy card is enclosed, it is to be used only by the holders of Common Stock. If a blue proxy card is enclosed, it is to be used only by the holders of Cumulative Preferred Stock. If you hold both Common Stock and Cumulative Preferred Stock, you should sign, date and return BOTH proxy cards in order to vote your shares of each of the two classes of stock.

     It has been a number of years since there has been a matter to be voted on by the holders of the Company's Cumulative Preferred Stock. At this annual meeting, there will be three very important matters to be voted on by the Cumulative Preferred Stock. Because the Cumulative Preferred Stock will vote as a separate class at the Annual Meeting and because at present the stock is held by relatively few holders, a special request is made to each of the holders of the Cumulative Preferred Stock, regardless of the size of your holdings, to date, sign and return their blue proxy card to assure that there will be a quorum of the Cumulative Preferred Stock present at the meeting to vote on the adoption of the three amendments for which the approval of the Cumulative Preferred Stock must be obtained.

     Regardless of the size of your holdings, please make certain that your shares are represented at the meeting, whether or not you are personally able to attend. We will sincerely appreciate your signing, dating, and returning the enclosed proxy card at this time. A postage-paid envelope is enclosed for your convenience.

     If, after returning your proxy, you find that you are able to attend the meeting in person and wish to personally vote your shares, you may revoke your proxy at that time and personally vote your shares at the meeting. In either event, it is important that your shares are voted at this Annual Meeting.

                              Very truly yours,


                              /s/ M. D. Lewis

                              M. D. Lewis
                              President and Chief Executive Officer


                      VOTING YOUR PROXY IS IMPORTANT

        TO INSURE THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, HOWEVER SMALL YOUR HOLDINGS, IT IS ESSENTIAL THAT YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD OR CARDS PROMPTLY. A white proxy card is for use only by holders of Common Stock; a blue proxy card is for use only by holders of Cumulative Preferred Stock.

          A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE HOLDERS OF CUMULATIVE PREFERRED STOCK and
COMMON STOCK OF NORTHWESTERN PUBLIC SERVICE COMPANY:

     The Annual Meeting of Stockholders of Northwestern Public Service Company (the "Company") will be held at the Crossroads Convention Center, 100 Fourth Street S.W., Huron, South Dakota, on Wednesday, May 3, 1995, at 11:00 a.m., local time, for the following purposes:

     (1) To elect three members of Class I of the Board of Directors of the Company to hold office until the Annual Meeting of Stockholders in 1998, and until their successors are duly elected and have qualified.

     (2) To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,0000 the number of authorized shares of the Company's Preference Stock, par value $50 per share;

     (3) To consider and act separately on each of three proposals to amend the Company's Restated Certificate of Incorporation as follows:

          (i) A proposed amendment to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share;

          (ii) A proposed amendment to eliminate the so-called income coverage requirement (subparagraph (c)(i) in subdivision 6-I, of Division A of Article Fourth of the Company's Certificate of Incorporation) which must be satisfied in order to issue additional Cumulative Preferred Stock without obtaining approval by the holders of two-thirds of the outstanding Cumulative Preferred Stock; and

          (iii) A proposed amendment to eliminate the requirement (in subparagraph (a) in subdivision 6-II of Division A of Article Fourth of the Company's Certificate of Incorporation) that the approval of the holders of a majority of the outstanding shares of Cumulative Preferred Stock be obtained to issue or assume unsecured notes, debentures or other securities representing unsecured indebtedness in the aggregate exceeding 25% of the Company's capitalization (as defined in such provision).

     (4) To transact such other business as may properly come before the meeting.

     The Common Stockholders will be entitled to vote each of the foregoing proposals. The Cumulative Preferred Stockholders, voting as a separate class, will be entitled to vote only upon proposals 3(i), 3(ii), and 3(iii) above.

     The Board of Directors of the Company has fixed the close of business on March 6, 1995, as the record date for determining the holders of Cumulative Preferred Stock and Common Stock entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed. A list of stockholders entitled to vote at the meeting will be maintained at the corporate office of the Company, and such list will be open to examination by stockholders for a period of ten days prior to the meeting. Only the holders of Common Stock will be entitled to vote upon the foregoing proposals.

     You are encouraged to sign, date and return your proxy in the enclosed self-addressed postage-paid envelope (a white card for Common Stock, a blue card for Cumulative Preferred Stock). If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Alan D. Dietrich

                         ALAN D. DIETRICH
                         Vice President-Corporate Services
                         and Corporate Secretary

March 15, 1995
                    NORTHWESTERN PUBLIC SERVICE COMPANY
                             Corporate Office
                              33 Third St. SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318

            Proxy Statement for Annual Meeting of Stockholders
                          To be held May 3, 1995

     This statement is expected to be mailed to stockholders on March 15, 1995, and is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on May 3, 1995. The Company will bear all costs of the solicitation. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person. McCormick & Pryor, Ltd. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost to the Company of $__________, plus out-of-pocket expenses. Also, the Company will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock.

     Holders of Common Stock of record at the close of business on March 6, 1995, will be entitled to one vote for each share of Common Stock held by them on all matters to be voted upon at the meeting. As of March 6, 1995, there were outstanding 7,677,232 shares of Common Stock.

     Holders of Cumulative Preferred Stock of record at the close of business on March 6, 1995, will be entitled to one vote for each share of Cumulative Preferred Stock held by them on the three matters to be voted upon at the meeting by such Cumulative Preferred Stockholders (i.e., proposals 3(i), 3(ii) and 3(iii) in the preceding Notice of Annual Meeting of Stockholders). As of March 6, 1995, there were outstanding ___________ shares of Cumulative Preferred Stock.

     Stockholders who execute proxies may revoke them at any time prior to the exercise thereof by giving written notice of such revocation to the Corporate Secretary of the Company or by filing another proxy with him.

     The number of shares of Common Stock and Cumulative Preferred Stock represented at the Annual Meeting by the holder in person or by their proxies will be tabulated by the election inspectors appointed for the meeting which will determine whether or not a quorum for each class of stock is present. The election inspectors will also tabulate the votes cast at the Annual Meeting for each matter voted upon by either the Common Stock or the Cumulative Preferred Stock or both. The election inspectors will treat shares of stock represented by proxies who have been instructed to abstain from voting on a particular matter the shares on a particular matter as being present for quorum purposes but as unvoted for purposes of determining approval of the particular matter. If a broker holding shares of either class of record indicates on its proxy card that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                           ELECTION OF DIRECTORS

     In accordance with the Company's Restated Certificate of Incorporation and By-laws, the Company's directors are elected to staggered terms on a classified Board of Directors. At this Annual Meeting of Stockholders, three directors will be elected to Class I of the Board of Directors, to hold office for a term of three years, until the Annual Meeting of Stockholders in 1998, and until their respective successors are duly elected and have qualified. The election of each director is to be by a plurality of the votes cast in each case by holders of Common Stock. Proxies which the Company receives will be voted or the vote withheld as directed on the proxy, and if no direction is given, proxies will be voted for the election of the three nominees in Class I named below as directors.

     In the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of said meeting, or of any adjournment thereof, the shares represented by the proxies may (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. Each of the nominees has consented to be named and to serve if elected. Management is not aware that any of the nominees will be unable to serve.

     All of the nominees as directors in Class I are presently serving as directors and have done so for more than four years.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each director whose term of office will continue after this Annual Meeting and to the following nominees to Class I of the Board of Directors:

                                                  Period         Age on
                     Principal Occupation         Served as      March 1,
Nominee              or Employment                Director       1995
- ------------------   -------------------------    -----------    --------
Herman Lerdal        Banking and Business         April 1975     66
                     Consultant; formerly         to date
                     Banker and College
                     Development Officer,
                     Sioux Falls, South Dakota.

Raymond M. Schutz    Attorney and partner in      October 1990   65
                     the law firm of Siegel,      to date
                     Barnett & Schutz since
                     1963, Aberdeen, South
                     Dakota.

Bruce I. Smith       Attorney and partner in      May 1989       53
                     the law firm of Luebs,       to date
                     Leininger, Smith, Busick
                     & Johnson since 1978,
                     Grand Island, Nebraska.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to directors in Class II whose terms expire in 1996:

                                                  Period         Age on
                     Principal Occupation         Served as      March 1,
Director             or Employment                Director       1995
- ------------------   -------------------------    -----------    --------

Larry F. Ness        President and Chief          August 1991    49
                     Executive Officer of         to date
                     Dakota Financial Corp.
                     and Vice Chairman and
                     Chief Executive Officer
                     of First Dakota National
                     Bank, Yankton, South Dakota.

Jerry W. Johnson     Dean of the School of        May 1994       54
                     Business, University of      to date
                     South Dakota, Vermillion,
                     South Dakota since 1990;
                     formerly Professor of
                     Economics of USD School of
                     Business.

W. W. Wood           President of W/3 Company,    April 1968     68
                     a diversified investment     to date
                     firm, North Platte,
                     Nebraska.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to directors in Class III whose terms expire in 1997:

                                                  Period         Age on
                     Principal Occupation         Served as      March 1,
Director             or Employment                Director       1995
- ------------------   -------------------------    -----------    --------

Aelred J. Kurtenbach President and Chief          May 1994       61
                     Executive Officer of         to date
                     Daktronics, Inc.,
                     manufacturer of large
                     computer programmable
                     displays, Brookings,
                     South Dakota.

M. D. Lewis          President and Chief          February 1993  47
                     Executive Officer since      to date
                     February 1994; Formerly
                     Executive Vice President
                     from May 1993 to February
                     1994; Executive Vice
                     President-Corporate
                     Services from November
                     1992 to May 1993; Assistant
                     Secretary from May 1982 to
                     May 1993; Vice President-
                     Corporate Services from
                     1987 to 1992 of the Company,
                     Huron, South Dakota.

R. A. Wilkens        Chairman since February      May 1980       66
                     1994; Formerly President     to date
                     and Chief Executive
                     Officer from December 1990
                     to February 1994; President
                     and Chief Operating Officer
                     from 1980 to 1990 of the
                     Company, Huron, South Dakota.

                 INFORMATION CONCERNING BOARD OF DIRECTORS

     There is no family relationship among any of the directors, nominees or executive officers of the Company.

     The preceding information relative to the principal occupation or employment of each of the nominees, as well as the information hereinafter set forth as to beneficial ownership of securities of the Company by directors, nominees and officers of the Company, is based on information furnished to the Company by such persons.

Meetings of the Board of Directors

     The Board of Directors held four regular meetings and two special meetings during 1994. Each director attended more than 75 percent of the aggregate of the meetings of the Board of Directors and the committee on which he served.

Audit Committee

     The Board of Directors has a standing Audit Committee which is composed of not less than three directors who are not employees of the Company. The present members of the Audit Committee are Herman Lerdal, Jerry W. Johnson and Bruce I. Smith. The Audit Committee held two meetings during 1993. The principal functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent public accountants to conduct the annual audit of the Company's financial statements, to review the scope of the annual audit, to approve services performed by the independent public accountants, considering the possible effect thereof on their independence, to review the report of the independent public accountants relating to the annual audit, and to review the Company's internal financial and accounting controls.

Nominating and Compensation Committee

     The Board of Directors also has a standing Nominating and Compensation Committee which is composed of not less than three directors who are not employees of the Company. The present members of the Nominating and Compensation Committee are Raymond M. Schutz, Aelred J. Kurtenbach, Larry
F. Ness and W. W. Wood. The Nominating and Compensation Committee held four meetings during 1994. The function of the Nominating and Compensation Committee is to recommend to the Board of Directors the nominees to be presented by the Board of Directors to the stockholders for election to the Company's Board of Directors, to recommend to the Board of Directors the persons to be elected as officers of the Company, and to recommend compensation of directors and officers of the Company. The Nominating and Compensation Committee will consider nominees for directors recommended by stockholders. Such recommendations may be addressed to the Committee, in care of the corporate office of the Company.
                    SECURITIES OWNERSHIP BY MANAGEMENT

     The following table sets forth information, as of January 1, 1995, with respect to shares of the Common Stock owned by the directors, nominees for director, certain executive officers of the Company and by all directors and officers of the Company as a group:

                               Amount & Nature
                         of Beneficial Ownership (1)
                         ---------------------------
    Name of                                                  Percent of
Beneficial Owner         Individual (2)      Joint (3)      Common Stock
- ----------------------   --------------      ---------      ------------
Aelred J. Kurtenbach                            206               *
Jerry W. Johnson                 250                              *
Herman Lerdal                    751                              *
Larry F. Ness                                   234               *
Raymond M. Schutz                847                              *
Bruce I. Smith                                1,108               *
W. W. Wood                     2,258                              *
R. A. Wilkens                  8,422          3,845               *
M. D. Lewis                    4,422            388               *
A. R. Donnell                  4,182 (4)      3,563               *
R. F. Leyendecker              5,276                              *
W. D. Craig                      661            293               *
R. R. Hylland                    281                              *
                              ------         ------
All directors &
executive officers            38,022         10,872               *

*Less than 1%.

(1) Shares shown represent both record and beneficial ownership. None of such shares is subject only to a right to acquire beneficial ownership.

(2) Shares held individually by employees include shares held by the Trustee of the Company's Employee Stock Ownership Plan for the benefit of participating employees.

(3)  Shares held jointly owned with spouse or other family member(s).

(4) Included are 129 shares that Mr. Donnell holds as custodian for his grandchildren.

     With the exception of Thomas A. Gulbranson, Vice President of the Company, none of the directors, nominees and executive officers of the Company beneficially owns any of the Company's Cumulative Preferred Stock ($100 par value). Mr. Gulbranson, together with other family members, jointly owns 13 shares (0.0005%) of the Company's 4 1/2% Cumulative Preferred Stock.

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Management Compensation

     The Nominating and Compensation Committee of the Board of Directors consists of not less than three directors who are not officers or employees of the Company. The Committee has overall responsibility to nominate persons to serve as executive officers of the Company and to review and recommend compensation for the members of the Board of Directors and for the executive officers. The Committee also reviews and recommends to the full Board of Directors any benefit plans for officers and employees and any awards made under the Company's Performance Incentive Plan and Phantom Stock Unit Plan.

     The Nominating and Compensation Committee and the management of the Company are committed to the principle that compensation should be commensurate with performance. Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Mr. Lewis was paid $140,000 as a transitional base salary as the incoming President and Chief Executive Officer of the Company. His base salary was set at $184,000 in May 1994. In determining his base salary, the Committee considered his individual performance as leader of the Company and his contributions to the long-term success of the organization. The Committee also compared his base salary to that of the other midwestern utility companies used in the management incentive compensation plan.

     The philosophy for incentive compensation is to provide rewards when financial objectives are achieved, and provide reduced or no benefits when the objectives are not achieved. These objectives are designed to increase shareholder value. In February, 1989, the Board of Directors adopted the Company's Performance Incentive Plan which is a management incentive compensation plan involving certain eligible employees of the Company. The purpose of the plan is to motivate and reward outstanding performance by the executive officers and managers of the Company in meeting short-term goals which support long-term objectives important to stockholders and ratepayers. Awards under the plan are based upon three factors measuring annual performance: (1) a ranking of the Company's performance in four areas of measurement in relation to a pre-selected comparison group of ten midwestern utilities in four statistical areas, (2) the Company's achievement of two overall objectives established at the beginning of the year by the Nominating and Compensation Committee, and (3) an individual employee's achievement of management-established individual or department goals. At the end of the year, a percentage is computed and totaled for each eligible employee for each of the factors, with the first factor carrying 50% of the weight, and the other factors each carrying 25%. If the eligible employee's composite level is 25% or greater, a cash incentive award varying from five to twenty-five percent of annual salary, will be paid to the employee, unless employment with the Company has been terminated for any reason other than death, disability or retirement at age 65 or such earlier date as the Board of Directors designates. Awards under the management incentive compensation plan are made by the Board of Directors, upon recommendation by the Nominating and Compensation Committee, at the annual meeting in May of each year.

     In August 1994, the Board of Directors adopted an incentive compensation plan for the officers and directors of Northwestern Growth Corporation ("NGC"), the Company's wholly owned subsidiary which manages its nonutility investments. Under the plan, the NGC officers and directors may receive incentive compensation awards based upon improvements in the after-tax investment returns above the returns previously achieved in such investments. Mr. Hylland as NGC President and Chief Operating Officer shall be excluded from the Company's Performance Incentive Plan to the extent awards are made under the NGC plan, and other NGC officers, directors, or employees shall have any awards under the Company's Performance Incentive Plan reduced by up to 50% for awards made under this plan.

     As a complement to the Company's Performance Incentive Plan, the Board of Directors in 1989 also adopted a long-term incentive compensation plan which is intended to create incentives for participants relating to the long-term performance of the Company's Common Stock, to encourage continued employment with the Company or service on the Board of Directors, and to promote awareness of the performance of the Company's Common Stock. All officers and directors of the Company are eligible to participate in the long-term incentive plan. The Board of Directors determines the recipients, if any, and the amount of the awards, upon the recommendation of the Nominating and Compensation Committee. Under the long-term incentive compensation plan, an annual award of performance units may be made to any or all directors or officers. A performance unit is equal in value to the fair market value of one share of the Company's Common Stock. Because the value of the performance units at any point in time is established by reference to the fair market value of the Company's Common Stock, the performance units are sometimes referred to as "phantom stock units." The annual award of the performance units is held in an account for the participant for a period of five years, during which time units equal in value to the dividends paid on the Company's Common Stock are added to the account. At the end of each five-year rolling period, the value of the matured account for one year is paid in cash to the recipient if at that time an officer or director of the Company. If the recipient is not an officer or director of the Company at the end of the five-year period, the performance unit award is forfeited unless there has been death, disability or retirement of the recipient. The value of the award at maturity is determined by multiplying the accumulated performance units which have matured by the average of the closing prices of the Company's Common Stock for the ten days preceding such event. Individual annual awards are set at 200 performance units for directors and for executive officers are considered by the Board of Directors during their annual meeting in May each year. Incentive compensation awards made in 1994 were consistent with this philosophy and were based on 1993 results after comparison with ten peer companies.

                   NOMINATING AND COMPENSATION COMMITTEE

     Raymond M. Schutz, Chairman             Aelred J. Kurtenbach
     Larry F. Ness                           W. W. Wood

     The following table sets forth the compensation paid by the Company during the fiscal years indicated for services in all capacities to the two officers who served as chief executive officer during 1994 and to the four most highly compensated of the other executive officers whose total salary and bonus exceeded $100,000:

                        Summary Compensation Table

                                                Long-        All
                       Annual Compensation(2)   Term         Other
                       ----------------------   Compen-      Compen-
Name and               Salary      Bonus(3)     sation       sation(6)
Position         Year    ($)          ($)       Payout(5)       ($)
- ---------------  ----  ---------   -----------  ---------    ----------
R. A. Wilkens    1994    23,375        (4)         (7)          17,458
President &      1993   180,814       28,500           0        15,369
Chief Execu-     1992   166,717            0           0        16,594
tive Officer (1)

M. D. Lewis      1994   157,000        (4)        11,171        14,312
President &      1993    98,771       15,900           0         6,634
Chief Execu-     1992    82,412            0           0         6,667
tive Officer

A. R. Donnell    1994    99,829        (4)        16,757        13,380
Vice President-  1993    93,332       14,460           0         7,937
Energy           1992    89,208            0           0         6,652
Operations

R. R. Hylland    1994    95,242        (4)             0         5,516
Vice President-  1993    84,458       33,500           0         4,102
Finance &        1992    76,208            0           0         2,658
Corporate
Development

W. D. Craig      1994    94,667        (4)        16,757         7,295
Vice President   1993    89,979       11,100           0         6,125
                 1992    84,479            0           0         4,887

R.F. Leyendecker 1994    90,708        (4)        11,171        12,664
Vice President-  1993    86,215       23,850           0         8,616
Energy Services  1992    82,667            0           0         8,343

(1)  Retired effective February 1, 1994.

(2) Certain employee benefits are not reported as compensation in this table, when by reason of their nature or amount, they are not required to be set forth herein under applicable rules of the Securities Exchange Commission.

(3) The amounts in the bonus column for 1993 are cash awards pursuant to the Company's Performance Incentive Plan, which is described under Executive Management Compensation, and in addition, the Company awarded special cash bonuses to Mr. Hylland and to Mr. Leyendecker of $20,000 and $15,000, respectively, which sums are included in the 1993 total. No awards were made to executive officers for the 1992 plan year.

(4) The award earned by the executives in 1994, if any is to be paid under the Performance Incentive Plan, will be determined in May 1995.

(5) The amounts in this column represent the cash payout from the Company's Long-Term Incentive Compensation Plan at the end of the five-year period since the award was made in 1989.

(6) The amounts in this column include the Company's contributions to the Employee Savings Plan (described below) for the executives and to the Employee Stock Ownership Plan (described below) as well as the amounts paid by the Company with respect to term life insurance for the benefit of the executives. For the executives named in this table, for 1994 such amounts under the Employee Savings Plan, ESOP Plan, and life insurance respectively, were as follows: Mr. Wilkens: $561, $13,382, and $3,515; Mr. Lewis: $4,620, $7,241, and $2,451; Mr.
     Donnell:  $2,995, $6,614, and $3,771; Mr. Hylland:  $2,857, $1,298,
     and $1,361; Mr. Craig:  $2,840, $1,934, and $2,521; and Mr.
     Leyendecker:  $2,721, $8,229, and $1,714.

(7) The payout of Mr. Wilkens' accumulated performance units is discussed below in Director Compensation.

                         Long-Term Incentive Plan

                                                 Performance or Other
                                                     Period Until
      Name               Number of Units*        Maturation or Payout
- -----------------        ---------------         --------------------

M. D. Lewis                    1,250                   5 years
A. R. Donnell                    516                   5 years
R. R. Hylland                    482                   5 years
W. D. Craig                      496                   5 years
R. F. Leyendecker                474                   5 years

   *The amounts in this column represent the phantom stock awards made during 1994 pursuant to the Company's Long-Term Incentive Compensation Plan, which is described under Executive Management Compensation.

No Stock Option or SAR Tables

     Tables showing grants or exercises of stock option grants or stock appreciation rights are not included in this report because the Company does not provide these benefits as compensation to its directors or executive officers.
Director Compensation

     Directors who are not officers of the Company are paid $2,800 each quarter for serving on the Board of Directors and an attendance fee of $1,000 for attendance at each regular or special meeting of the Board of Directors. Directors are also paid $700 for each meeting of the committee on which such director serves and $300 for each quarter during which they serve as chairman of a committee of the Board of Directors. Directors may elect to defer receipt of their compensation as directors until they cease to be directors. The deferred compensation may be invested in an account which earns interest at the same rate as accounts in the employee savings plan or in a deferred compensation unit account in which the deferred compensation is converted into deferred compensation units on the basis that each unit is at the time of investment equal in value to the fair market value of one share of the Company's Common Stock, sometimes referred to as "phantom stock units." Additional units based on the dividends paid on the Company's Common Stock are added to the directors' deferred compensation unit account. Following the director's retirement, the value of the deferred compensation units is paid in cash in an amount determined by multiplying the accumulated deferred compensation units by the average of the closing prices of the Company's Common Stock for the ten days preceding such event. Directors who are also officers are not separately compensated for services as a director. Mr. R. A. Wilkens, as Chairman of the Board, has been paid an annual fee of $50,000 payable monthly, in lieu of the normal director's fees. Upon Mr. Wilkens' retirement as Chief Executive Officer and Mr. Vaudrey's retirement as a director, they were paid their accumulated performance units: $163,616 and $28,668, respectively, under the Company's long-term incentive compensation plan.

     In 1987, directors approved a retirement plan for outside (non-employee) directors who have served as an outside director of the Company for at least five years. Upon retiring as a director, the retired director or that director's surviving spouse is entitled to receive retirement benefits equal to the quarterly retainer fee then paid to active outside directors of the Company for the same number of months as he served as a director. If the outside director retires before reaching age sixty-five, the retirement benefit to be paid upon retirement is reduced by five per cent for each year of age less than age sixty-five at the time of retirement. In no event is any retirement benefit paid to any retired director prior to age sixty-five.

Employee Savings Plan

     In 1984, the Company adopted and implemented an employee savings plan which permits all employees to defer receipt of compensation as provided in
Section 401(k) of the Internal Revenue Code. Under the provisions of this savings plan, any employee may elect to direct that up to twelve percent (12%) of his or her gross compensation be paid to the plan administrator for the employee's account. Any amount so deferred by the employee, up to a present maximum of $9,240, is exempt from current federal income tax. Directors who are not employees are not eligible to participate in this plan. To encourage participation in this employee savings plan, the Company contributes to the account of participating employees 50 cents for each one dollar contributed by the employee, up to a maximum Company contribution of three percent (3%) of the employee's gross compensation. Upon retirement from the Company, employees may receive distributions from their savings accounts held by the plan administrator.

Employee Stock Ownership Plan

     In 1976, the Board of Directors adopted the Company's Employee Stock Ownership Plan ("ESOP") pursuant to the provisions of the Tax Reduction Act of 1975 and the Tax Reform Act of 1976. All full-time employees who are at least 21 years old and have one year of service with the Company are eligible to participate in the ESOP, but directors who are not also full-time employees of the Company do not qualify to participate. The ESOP is funded with federal income tax savings which result from tax laws applicable to such employee benefit plans. Shares of stock acquired by the ESOP are allocated to participants' accounts in proportion to the compensa tion of employees during the particular year for which allocation is made. Under the provisions of the ESOP, shares held for a participant's account may be distributed to the participant or sold on behalf of the participant upon retirement from employment with the Company. Prior to distribution, dividends paid on shares in the participant's account are reinvested in additional shares.

Pension Plan

     The Company has a Pension Plan in which all employees 21 years of age and over are eligible to participate after one year of service. Directors who are not employees are not eligible to participate in the Pension Plan. The Pension Plan is a non-contributory funded plan providing an annual pension benefit upon normal retirement at age 62 or early retirement to those employees meeting the eligibility requirements under the Pension Plan. The amount of the annual pension is based upon average annual earnings for the five consecutive highest paid calendar years during the 10 years immediately preceding retirement. Upon retirement on the normal retirement date, the annual pension to which an eligible employee becomes entitled under the present Pension Plan amounts to 1.34% of average annual earnings up to the Covered Compensation base plus 1.75% of such earnings in excess of the Covered Compensation base, multiplied by all years of credited service. Covered Compensation is determined for each employee as the average of the taxable wage bases for Social Security tax purposes in each of the calendar years during the period beginning with the later of the year in which the employee reached 30 or 1961 and ending with the calendar year in which the employee reaches age 64. The annual pension benefit is not subject to any deduction for Social Security Benefits or other offset amounts.

     Based upon average annual compensation and years of credited service as illustrated in the table below, the annual pension commencing at normal retirement for retirements processed in 1995 based on the provisions of the Pension Plan as it existed on December 31, 1994, would be:
 Average                          Years of Service
 Annual      ----------------------------------------------------------
Earnings        15        20        25        30        35        40
- --------     -------   -------   -------   --------  --------  --------

$ 25,000     $ 4,968   $ 6,625   $ 8,281   $  9,937  $ 11,593  $ 13,249
  50,000      11,531    15,375    19,218     23,062    26,905    30,749
  75,000      18,093    24,125    30,156     36,187    42,218    48,249
 100,000      24,656    32,875    41,093     49,312    57,530    65,749
 125,000      31,218    41,625    52,031     62,437    72,843    83,249
 150,000      37,781    50,375    62,968     75,562    88,155   100,749
 175,000      44,343    59,125    73,906     88,687   103,468   118,249
 200,000      50,906    67,875    84,843    101,812   118,780   135,749
 225,000      57,468    76,625    95,781    114,937   134,093   153,249
 250,000      64,031    85,375   106,718    128,062   149,405   170,749

     The years of credited service under the Pension Plan for the executive officers shown in the preceding summary compensation table are as follows:
M. D. Lewis, 19 years; A. R. Donnell, 24 years; R. R. Hylland, 5 years; W.
D. Craig, 11 1/2 years; R. F. Leyendecker, 20 years.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, places limitations on the amount of the annual pension which can be paid from a tax-qualified pension plan. Under certain circumstances, the pension benefit to which an employee of the Company is entitled under the Company's Pension Plan may exceed the limitations under ERISA. In 1987, the Board of Directors adopted a Pension Equalization Plan, as permitted by ERISA, which provides for payment to retired employees of the amount by which the normal pension benefit determined in accordance with the formula provided in the Pension Plan exceeds the ERISA limitations. In this manner, all employees are treated equally in accordance with the terms of the Pension Plan.

     In 1989, the Board of Directors agreed to assure Mr. Craig a pension benefit equivalent to that which would be provided by the Company's Pension Plan if he were given credit for his 5 1/2 years of prior service with another utility company in addition to his years of service with the Company. As a result, Mr. Craig presently has 11 1/2 years of credited service for the purpose of determination of retirement benefits.

Salary Continuation Plan

     In 1983, the Company implemented a non-qualified salary continuation plan for directors and selected management employees. In 1994 a total of 66 directors and eligible employees participated in this plan. The plan provides for certain amounts of salary continuation in the event of death before or after retirement, or in the alternative, certain supplemental retirement benefits in lieu of any death benefits after age 65. Generally, death benefits will vary from 45% to 75% of salary for up to 15 years, and supplemental retirement benefits from 25% to 40% of current salary. Life insurance is carried on each plan participant in favor of the Company to indirectly fund future benefit payments. Part of the cost of the life insurance carried by the Company is allocated to participants in the plan. The program is designed so that if assumptions made as to mortality experience, policy dividends or credits, and other actuarial factors are realized, the Company will more than recover its cost of this program. Consequently, the cost of any one individual participant cannot be properly allocated or determined because of the overall actuarial plan assumptions and the cost recovery feature of the plan. Therefore, no amount attributable to this plan has been included in the summary compensation table above.

Termination Benefit Agreements

     The Company has agreements with Messrs. Lewis, Donnell, Hylland, Craig, Leyendecker, and five other officers which provide termination benefits to those officers if their employment by the Company terminates for any reason (other than death, disability, retirement at 65 or discharge for gross misconduct in the performance of employment duties that materially injures the Company) within one year after a change-of-control event. A "change-of-control" event occurs either (i) if the Company is acquired, or if 20% of its outstanding Common Stock is acquired, by a party who does not obtain the approval of the Company's Board of Directors prior to the transaction and prior to acquiring as much as 5% of the Company's Common Stock or (ii) if such an acquisition occurs with the approval of the Company's Board but only after some other party has acquired, or disclosed its intention to attempt to acquire, at least 20% of the Company's Common Stock without the Board's approval having been obtained before such other party has acquired as much as 5% of the Company's Common Stock. As part of the termination benefits, for 36 months following such termination, or, if earlier, until the officer attains age 65 or dies, the Company must pay the officer a cash amount per month equal to 1/12th of his or her highest annual salary during the three years preceding the termination and must provide the officer with health, disability and life insurance coverages in amounts substantially equal to those he or she was receiving at the time of the termination. Also, on the officer's normal retirement date, the Company must pay the officer, or his or her estate in the event of death, a lump sum amount equal to the actuarial equivalent of the additional retirement benefits that would have been due under the Company's pension plans, if employment had continued for the period for which the benefits referred to in the preceding sentence are payable. All of the foregoing benefits are subject to reduction to the extent necessary to avoid being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1954, as amended, with respect to excess "parachute payments" under
Section 180G of such Code. The termination benefits under each of the agreements are to be provided regardless of whether the officer is able to obtain other employment. Each agreement is in effect for a term of three years, provided that another year is automatically added to the term on each anniversary date unless either party has given the other notice that it does not wish to extend the term. In each agreement, the officer agrees not to voluntarily terminate his employment with the Company without giving at least 60 days prior notice and to assist in training his successor during such 60 days. Further, the officer agrees that, during the period termination benefits are provided, he will hold in confidence confidential Company information, consult with the Company on matters pertaining to the Company's business, be a witness for the Company in litigation arising out of pre-termination events and refrain from competition with any business in which the Company or a subsidiary was engaged at the time of termination.

                             PERFORMANCE GRAPH

     The following Stock Price Performance Graph compares the cumulative total return* on the Company's Common Stock, the S&P Stock Index and an Edison Electric Institute peer group index of 42 combination gas and electric utility companies** for a five year period:

                                  (GRAPH)

                      NWPS         S&P 500        EEI Peer
                      ----         -------        --------
Base 12/30/89       $100           $100           $100
1990                 110.557         97             98.75
1991                 147.702        126            128.05
1992                 170.268        136            140.94
1993                 184.288        150            157.45
1994                 182.061        152            137.19

  *Cumulative total return assumes quarterly reinvestment of dividends.

   **Baltimore Gas & Electric Co., Central Hudson Gas & Elec. Corp., CILCORP Inc., CINergy, Inc., CIPSCO Inc., CMS Energy Corp., Commonwealth Energy System, Consolidated Edison Co. of N.Y., Delmarva Power & Light Co., DPL Inc., IES Industries, Inc., Illinova Corp., Interstate Power Co., Iowa-Illinois Gas & Elec. Co., LG&E Energy Corp., Long Island Lighting Co., Madison Gas & Electric Co., Midwest Resources Inc., Montana Power Co.,
  New York State Elec. & Gas Corp., Niagara Mohawk Power Corp., NIPSCO Industries, Inc., Northern States Power Co., Northwestern Public Service Co., Orange & Rockland Utilities, Inc., Pacific Gas & Electric Co., PECO Energy, Public Service Co. of Colo., Public Service Co. of New Mexico, Public Service Enterprise Group, Inc., Rochester Gas & Electric Corp.,
  San Diego Gas & Electric Co., Scana Corp., Sierra Pacific Resources, Southern Indiana Gas & Elec. Co., St. Joseph Light & Power Co.,
  Utilicorp United, Inc., Washington Water Power Co., Western Resources, Inc., Wisconsin Energy Corp., WPS Resources, and WPL Holdings, Inc.

               AMENDMENTS TO AUTHORIZE ADDITIONAL STOCK AND
             TO MODIFY TERMS OF THE CUMULATIVE PREFERRED STOCK

     Your Board of Directors has proposed and recommends the adoption of four amendments to the Company's Restated Certificate of Incorporation. These amendments will (1) increase from 300,000 to 1,000,000 the number of authorized shares of the Company's Preference Stock, par value $50 per share; (2) increase from 300,000 to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share; (3) eliminate the so-called income coverage requirement which heretofore has had to be satisfied in order to issue additional Cumulative Preferred Stock without obtaining approval by the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock; and (4) eliminate the requirement that approval by the holders of a majority of the Cumulative Preferred Stock be obtained in order for the Company to issue or assume notes, debentures or other securities representing unsecured indebtedness of the Company in excess of 25% of the Company's total capitalization (as defined in the Restated Certificate of Incorporation). The text of each of these amendments appears in Exhibit A to this Proxy Statement.

     The purpose of these amendments is to make additional shares of capital stock available for financing the future business needs of the Company and to increase the flexibility which the Board of Directors of the Company will have in selecting the means of financing a particular need when it arises.

     If the additional shares of Preference Stock and Cumulative Preferred Stock are authorized, they may be issued from time to time for such consideration (not less than the par value thereof) and under such circumstances as the Board of Directors of the Company may determine, without further action by the stockholders. The terms of the Company's Common Stock, Preference Stock and Cumulative Preferred Stock do not grant to the holders of such stock preemptive rights to subscribe to or acquire any additional stock which the Company may issue.

     If the terms of the Cumulative Preferred Stock are modified as proposed, additional shares of Cumulative Preferred Stock could be issued from time to time as the Board of Directors of the Company may determine, without further action by the stockholders, in excess of what would have been permitted under the income coverage formula that will be deleted. Similarly, securities evidencing unsecured indebtedness of the Company could be issued from time to time as the Board of Directors of the Company may determine, without further action by the stockholders, in excess of what would have been permitted under the 25% of capitalization limitation that will be deleted.

     The Company does not now have any present plan to issue shares of Preference Stock or additional shares of Cumulative Preferred Stock or to issue securities evidencing unsecured indebtedness of the Company in excess of 25% of the Company's total capitalization. Although the presently authorized shares of Cumulative Preferred Stock and Preference Stock, and the limitations on issuing additional shares of that class of stock or securities evidencing unsecured indebtedness of the Company, which are presently in the terms of the Cumulative Preferred Stock, have been sufficient and adequate for the Company, the Board of Directors believes that it is desirable to make the proposed changes so that the Board of Directors of the Company will have the flexibility in raising capital for the Company's possible future needs without further stockholder action.
The proposed amendments will enhance the flexibility in connection with possible future actions, such as acquisitions of other businesses and properties (whether in the public utility field or otherwise), funding future construction programs of the Company and possible future business development, activities, and funding stock repurchases if and when it should become advisable to revise the capitalization structure of the Company. With the proposed amendments, the Board of Directors of the Company will determine whether, when and on what terms the issuance of shares of Cumulative Preferred Stock and Preference Stock, and the issuance of securities evidencing unsecured indebtedness, may be warranted in connection with any of the foregoing purposes, and without the delay that could be involved in seeking stockholder approval for the specific issuances.

     The availability for issuance of the additional shares of Cumulative Preferred Stock and Preference Stock, and the greater flexibility for issuing additional shares of Cumulative Preferred Stock and securities evidencing unsecured indebtedness of the Company, could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. The Company is not aware of any pending or threatened efforts by any party to obtain control of the Company.

Proposed Amendment to Increase
Authorized Shares of Preference Stock

     The first of the four proposed amendments to the Company's Restated Certificate of Incorporation will increase to 1,000,000 the authorized number of shares of the Company's Preference Stock, par value $50 per share. See amendment proposal 1 in Exhibit A to this Proxy Statement. At present, 200,000 shares are authorized, none of which have been issued.

     Adoption of this proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of such stock will be voted on this amendment as specified thereon, but in the absence of such a specification, the proxies will be voted in favor of the proposed amendment. The terms and conditions of the Preference Stock are included as Exhibit B.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Increase Authorized
Shares of Cumulative Preferred Stock

     The second of the proposed amendments to the Company's Restated Certificate of Incorporation will increase to 1,000,000 the authorized number of shares of the Company's Cumulative Preferred Stock, par value $100 per share. See amendment proposal 2 in Exhibit A to this Proxy Statement. At present, 300,000 shares of Cumulative Preferred Stock are authorized, of which 26,400 shares are now issued and outstanding, leaving 273,600 shares currently available for future issuance.

     Adoption of this proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and a majority of the outstanding shares of Common Stock. Proxies of the holders of each such class of stock will be voted on the amendment as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment. The terms and conditions of the Cumulative Preferred Stock are included as Exhibit C.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Eliminate Income Coverage
Requirement For Issuance Of Cumulative Preferred Stock

     The third of the proposed amendments to the Company's Restated Certificate of Incorporation will eliminate the income coverage requirement for issuing Cumulative Preferred Stock without obtaining approval of the outstanding shares of Cumulative Preferred Stock. See amendment proposal 3 in Exhibit A to this Proxy Statement. This amendment would delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth of the Company's Restated Certificate of Incorporation which requires approval by the holders of two-thirds of the outstanding shares of Cumulative Preferred Stock, voting separately as a class, in order to authorize the issuance of additional Cumulative Preferred Stock (or securities convertible into such stock) whenever the Company's gross income for any 12 consecutive months period within the 15 calendar months preceding the month of issuance (after deducting depreciation expense and taxes) available for payment of interest shall not have been at least one and one-half times the sum of (i) the interest expense on all interest bearing indebtedness of the Company (including amortization of debt discount and expense or premium on debt in such 12 month period) which will be outstanding at the date of issue of such stock or convertible securities and (ii) the annual dividend requirements on the Cumulative Preferred Stock that will be outstanding on the date of issue, after giving effect to the shares or securities to be issued. In the absence of such provision, the amount of Cumulative Preferred Stock that could be issued by the Company at a given time will be determined by the Board of Directors based on market conditions.

     Adoption of this proposed amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and the holders of a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of each such class of stock will be voted on the amendment as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

Proposed Amendment to Eliminate Limit
On Unsecured Indebtedness Securities

     The fourth of the proposed amendments to the Company's Restated Certificate of Incorporation would eliminate the present requirement for obtaining approval by the holders of a majority of the outstanding shares of Cumulative Preferred Stock before the Company can issue or assume unsecured indebtedness securities in excess of 25% of the Company's aggregate capitalization. See amendment proposal 4 in Exhibit A to this Proxy Statement.

     Adoption of this proposed amendment requires the favorable vote of the holders of at least a majority of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, and a majority of the outstanding shares of Common Stock of the Company. Proxies of the holders of each such class of stock will be voted as specified thereon, but in the absence of such specification, the proxies will be voted in favor of the proposed amendment.

  As of January 31, 1995, the Company had outstanding $9,800,000 of unsecured indebtedness securities, consisting of commercial paper. Historically, the Company has utilized unsecured indebtedness financing as an interim means of financing its business needs until it can be refunded by funds generated by operations or funds obtained from longer-term financings. The Company presently expects to continue such use of unsecured indebtedness financing. However, the Board of Directors believes such future use, in addition to the development in the financial markets of other uses of unsecured indebtedness financing, makes it advisable to provide more flexibility for such financing. For example, financing techniques currently in use in the financial markets, such as for pollution control financing, medium term note financing and monthly income preferred securities, could broaden the need for unsecured borrowing authority. If the proposed amendment is adopted and made effective, the use of unsecured indebtedness financing would be determined by the Board of Directors, based on market conditions and the needs of the Company from time to time.

  ----------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES OF COMMON STOCK AND CUMULATIVE PREFERRED STOCK WILL BE VOTED FOR THIS AMENDMENT.
  ----------------------------------------------------------------------

                               ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 31, 1994, has been sent to all stockholders of record as of March 6, 1995, the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Attention is directed to the financial statements located on pages 16-24 and Management's Discussion and Analysis on pages 12-14 in such Annual Report which are incorporated herein by this reference.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1932. Upon the recommendation of the Audit Committee, the Board of Directors have selected Arthur Andersen LLP to serve as the Company's independent public accountants during the current year. Representatives of Arthur Andersen LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     During 1994, the Company also engaged Arthur Andersen LLP to render certain non-audit professional services. The Audit Committee of the Board of Directors approved the audit and non-audit services and considered the possible effect of the non-audit services on the independence of the accountants prior to the time the services were rendered.

                    SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for consideration at the 1996 Annual Meeting of Stockholders must submit their proposals, together with any supporting statements, to the Company on or before November 15, 1995. Proposals should be sent to the Corporate Secretary at the corporate office of the Company.

                               OTHER MATTERS

     The management does not know of any matter to be brought before the meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

                              By order of the Board of Directors

                              /s/ Alan D. Dietrich

                              ALAN D. DIETRICH
                              Vice President-Corporate Services
                              and Corporate Secretary
                              Northwestern Public Service Company

March 15, 1995



PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.


     MANAGEMENT HEREBY UNDERTAKES TO PROVIDE TO EACH STOCKHOLDER WHOSE PROXY IS SOLICITED FOR THE 1995 ANNUAL MEETING, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF THE COMPANY'S 1994 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO ALAN D. DIETRICH, VICE PRESIDENT-CORPORATE SERVICES AND CORPORATE SECRETARY, NORTHWESTERN PUBLIC SERVICE COMPANY, 33 THIRD ST. SE, P. O. BOX 1318, HURON, SOUTH DAKOTA 57350-1318.
EXHIBIT A

                          PROPOSED AMENDMENTS TO
                   RESTATED CERTIFICATE OF INCORPORATION
                  OF NORTHWESTERN PUBLIC SERVICE COMPANY


AMENDMENT PROPOSAL 1:  INCREASE IN AUTHORIZED CUMULATIVE PREFERRED STOCK

     RESOLVED that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of Northwestern Public Service Company (the "Company"), as heretofore amended, is hereby amended to increase the total authorized capital stock of the Company by increasing to 1,000,000 the number of authorized shares of Cumulative Preferred Stock, of the par value of $100 per share, of the Company (such Cumulative Preferred Stock being also called "New Preferred Stock" in said Restated Certificate of Incorporation).

AMENDMENT PROPOSAL 2:  INCREASE IN AUTHORIZED PREFERENCE STOCK

     RESOLVED that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of Northwestern Public Service Company (the "Company"), as heretofore amended, is hereby amended to increase the total authorized capital stock of the Company by increasing to 1,000,000 the number of authorized shares of Preference Stock, of the par value of $50 per share, of the Company.

AMENDMENT PROPOSAL 3:  DELETION OF THE INCOME COVERAGE REQUIREMENT

     RESOLVED that the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom in its entirety subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein.

Note: The provision to be deleted is the italicized portion of the following excerpt from the Company's Restated Certificate of Incorporation.

          So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of two-thirds of the outstanding shares of New Preferred Stock:

                               *     *     *

          (c) Issue any shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, or any securities convertible into shares of New Preferred Stock or stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, otherwise than in exchange for or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of New Preferred Stock or shares of any stock ranking pari passu with the New Preferred Stock as to dividends or liquidation rights, at the time outstanding, unless

               (i) the gross income of the Company for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the month within which such shares or convertible securities are issued, determined in accordance with generally accepted accounting principles (but in any event after deducting the amount for said period mentioned above charged by the Company in its income statements to depreciation expense and taxes) to be available for the payment of interest shall have been at least one and one-half times the sum of (A) the interest requirements for a twelve months' period on all interest bearing indebtedness of the Company (including amortization of debt discount and expense or of premium on debt, as the case may be, applicable to the aforesaid twelve months' period) which will be outstanding at the date of issue of such shares or convertible securities and (B) the dividend requirements for a twelve months' period upon all shares of New Preferred Stock and on all other shares of stock, if any, ranking prior to or pari passu with the New Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued; provided that there may be excluded from the foregoing computations interest charges on all indebtedness and dividends on all shares which are to be retired in connection with the issue of such additional shares or convertible securities; and provided, further, that where such additional shares or convertible securities are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computations computed on the same basis as net earnings of the Company; and

               (ii) the Common Stock equity as defined in subdivision 2 of Division B hereof shall be not less than the aggregate par value of all shares of New Preferred Stock and the aggregate par value or stated value of all other shares of stock, if any, ranking prior to or pari passu with the New Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued.

AMENDMENT PROPOSAL 4:  DELETION OF THE UNSECURED INDEBTEDNESS SECURITIES
LIMITATION

     RESOLVED that the Restated Certificate of Incorporation of Northwestern Public Service Company, as heretofore amended, is hereby amended by deleting therefrom in its entirety subparagraph (a) in subdivision 6-II of Division A of Article Fourth.

Note: The provision to be deleted is the italicized portion of the following excerpt from the Company's Restated Certificate of Incorporation.

          So long as any shares of New Preferred Stock are outstanding, the Company shall not, without the affirmative vote given at a stockholders meeting whereat the New Preferred Stock shall vote separately as a class, or without the written consent, of the record holders of a majority of the outstanding shares of New Preferred Stock:

               (a)  Issue or assume any unsecured notes,
          debentures or other securities representing unsecured indebtedness, other than for the purpose of refunding secured or unsecured indebtedness theretofore created or assumed by the Company and then outstanding, or other than for the purpose of effecting the retirement, by redemption or otherwise, of shares of New Preferred Stock, or shares of a class of stock ranking prior to or pari passu with the New Preferred Stock as to dividend or liquidation rights, if immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding would exceed 25% of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then outstanding, and (ii) the total of the capital stocks and premiums thereon and the surplus (paid-in, earned and other, if any) of the Company as then to be stated on its books;

EXHIBIT B

     By its terms, Preference Stock may be issued in one or more series as the Board of Directors may determine. Regardless of series, the Preference Stock will be junior to all of the Cumulative Preferred Stock (now or hereafter issued) but senior to the Common Stock on matters such as dividend and liquidation rights. Dividends on the Preference Stock will be cumulative at a rate to be fixed by the Board of Directors when the issuance of the shares is authorized.

     The Preference Stock will be entitled to vote only in the limited instances specified in the Restated Certificate of Incorporation or as may be required by law. The Restated Certificate of Incorporation provides that if the Company fails for four successive quarterly periods to pay the full dividend on such stock, then, until the dividend arrearage is eliminated, the Preference Stock, voting as a separate class, may elect two of the directors which the Common Stock would otherwise be entitled to elect. Further, approval by the holders of a majority of the Preference Stock, voting as a separate class, will be required for certain other transactions if provision has not been made to redeem the Preference Stock then outstanding. Such transactions include (i) amendments of the Company's Restated Certificate of Incorporation to authorize any stock (other than Cumulative Preferred Stock) ranking prior to the Preference Stock or convertible into such a prior-ranking stock; (ii) any proposal to merge or consolidate the Company with one or more other corporations, or to sell, lease or exchange all or substantially all of the Company's property and assets; and (iii) any amendments of the terms of the Preference Stock so as to affect the rights and preferences of such stock adversely, provided that if less than all of the series then outstanding are so affected adversely, then voting shall be by the series so affected.

     Under provisions in the Restated Certificate of Incorporation, various terms, including dividend rates, redemption prices, amounts payable upon liquidation, conversion rights, if any, and sinking fund provisions, if any, are to be determined by the Board of Directors for each series of Preference Stock prior to the issuance thereof. Such determinations would be made by the Board of Directors on the basis of market conditions prevailing at the time.
EXHIBIT C

     The Cumulative Preferred Stock is issuable in such series as the Company's Board of Directors may determine. The dividend rates, redemption prices, amounts of liquidation preferences, conversion privileges (if any), sinking fund provisions (if any), and other rights, preferences, privileges, limitations and restrictions for shares of each series are fixed by the Board of Directors prior to the issuance of any shares of the series. Such terms of each new series will depend largely upon market conditions at the time of issuance.

     The holders of Cumulative Preferred Stock of each series are entitled, without priority among series, to receive, when declared, cumulative cash dividends at the annual rates fixed for the respective series, payable quarterly. No dividend or distribution (except those payable in shares of Common Stock) may be declared or paid on any junior stock (i.e., the Common Stock and, when issued, the Preference Stock), nor may any junior stock be purchased, redeemed or otherwise acquired for value by the Company unless all Cumulative Preferred Stock dividends for past and current periods have been paid or provided for and all sinking fund requirements to that time for particular series of Cumulative Preferred Stock have been satisfied.
No dividend shall be declared on the shares of any series of Cumulative Preferred Stock for any quarterly period unless at the same time a like proportionate dividend for the same period (ratably in proportion to the respective annual dividend rates for the various series) shall be declared for all shares of all series of the Cumulative Preferred Stock then outstanding and entitled to dividends for that period.

     Subject to certain limitations, the shares of any series of Cumulative Preferred Stock may be redeemed, in whole or in part, upon not less than 30 days' notice, at a redemption price equal to the amount fixed by the Board of Directors prior to issuance of the series, plus accrued dividends to the date of redemption.

     Sinking fund provisions for redemption or purchase of shares of any series may be fixed by the Board of Directors prior to the issuance of that series. If default is made in satisfying any sinking fund requirement in full in any year, so long as such default continues no dividends (other than dividends payable in Common Stock) or other distribution may be paid on any stock ranking junior to the Cumulative Preferred Stock, and no such junior stock may be purchased or otherwise acquired by the Company for value.

     In the event of liquidation (voluntary or involuntary) of the Company, holders of any series of Cumulative Preferred Stock are entitled to receive the amounts fixed by the Board of Directors prior to issuance of the series, plus accrued dividends, before any distribution to holders of junior stock.

     The Cumulative Preferred Stock has voting rights only as specified in the Restated Certificate of Incorporation or as required by law. The holders of such stock are entitled to one vote per share on each matter submitted for their vote except that in the instances in which the holders of Cumulative Preferred Stock elect certain directors, cumulative voting applies (which results in one vote per share multiplied by the number of directors to be elected).

     When dividends payable on the Cumulative Preferred Stock are in default in an amount equivalent to four full quarter-yearly dividends thereon, then, until all dividends accrued on the shares are paid, the holders of the Cumulative Preferred Stock of all series, voting as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the Company's Board of Directors. In such event, the holders of the Common Stock, voting as a class, are entitled to elect the remaining directors except that the holders of the Preference Stock are entitled to elect two of the directors who would otherwise be elected by the holders of the Common Stock if there is a similar dividend arrearage on the Preference Stock.

     The affirmative vote (or written consent) of the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, as a separate class, is required (i) to authorize any stock ranking prior to the outstanding Cumulative Preferred Stock or any stock convertible into such prior ranking stock, (ii) to change the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof (but if one or more, but not all, of the series would be affected adversely, such vote or consent of the holders of only those series is required), or (iii) to permit dividends on, or acquisitions for value of, the Company's Common Stock in excess of the restrictions hereinafter mentioned. Such two-thirds vote or consent is also required to issue additional shares of Cumulative Preferred Stock, or stock (or securities convertible into stock) ranking on a parity therewith as to dividends or liquidation rights (except in exchange for or to redeem or otherwise retire an equal number of shares of Cumulative Preferred Stock or stock ranking on a parity therewith) unless certain gross income and capital ratio requirements are met (with the gross income requirement being the subject of another proposed amendment which will delete that requirement).

     The affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Cumulative Preferred Stock of all series, as a separate class, is required by law to authorize an increase or decrease in the number of authorized shares of Cumulative Preferred Stock, or a change in the par value thereof; to merge or consolidate the Company with one or more other corporations; or to sell, lease or exchange all, or substantially all, of the Company's property and assets. Such a vote (or consent) is also presently required by the Restated Certificate of Incorporation to authorize unsecured indebtedness of the Company (except in certain circumstances) if the amount thereof will exceed 25% of the aggregate of the Company's secured indebtedness and the total of its capital stocks, premium thereon and surplus (paid-in, earned and other, if any), but this voting requirement would be eliminated if another proposed amendment to do so is approved at the Annual Meeting.

     None of the foregoing voting (or consent) requirements will apply if at the time provision has been made for the redemption of the outstanding Cumulative Preferred Stock.

     So long as any shares of Cumulative Preferred Stock are outstanding, the following limitations may not be exceeded unless authorized by the holders of two-thirds of the outstanding shares of such stock. These limitations are that dividends (other than dividends payable in Common Stock) or other distributions on, or acquisitions for value of, Common Stock of the Company (i) may not exceed 50% of the portion of the Company's net income for a preceding 12 months' period which is available for dividends on the Common Stock if the Common Stock equity of the Company is less than 20% of total capitalization (all calculated as required by the Restated Certificate of Incorporation), (ii) may not exceed 75% if such capitalization ratio is 20% or more but less than 20%, and (iii) if such capitalization ratio is 25% or more, such dividends, distributions or acquisitions may not reduce such ratio to less than 25% except to the extent permitted by the limitations mentioned in (i) and (ii).




                                IMPORTANT:
                              PLEASE SIGN AND
                            RETURN THE ENCLOSED
                              PROXY PROMPTLY.



                               (PROXY CARD)

COMMON STOCK

                    NORTHWESTERN PUBLIC SERVICE COMPANY
                         Huron, South Dakota 57350

               PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
               Solicited on behalf of the Board of Directors

     The undersigned hereby appoints R. A. Wilkens and M. D. Lewis, or either of them, proxies of the undersigned, each with the power of substitution, to represent and vote all shares of Common Stock of Northwestern Public Service Company held of record by the undersigned on March 6, 1995, at the Annual Meeting of the Stockholders of the Company to be held on May 3, 1995, and at any adjournments thereof, in accordance with the Notice and Proxy Statement received, as follows:

1.   ELECTION OF CLASS I DIRECTORS

 (Mark only one box)  (  ) FOR all nominees listed below
                           (except as marked to the contrary)

                      (  ) WITHHOLD AUTHORITY
                           to vote for all nominees listed below

                           Nominees:    Herman Lerdal
                                        Raymond M. Schutz
                                        Bruce I. Smith

      (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


         ---------------------------------------------------------

2. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Preference Stock, par value $50 per share.

3. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share.

4. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein to eliminate the so-called income coverage requirement which must be satisfied to issue additional Cumulative Preferred Stock without obtaining approval of the holders of at least two-thirds of the outstanding Cumulative Preferred Stock; and

5. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (a) in subdivision 6-II of Division A of Article Fourth therein to eliminate the requirement that the approval of the holders of a majority of the outstanding Cumulative Preferred Stock be obtained for the Company to issue or assume unsecured indebtedness securities in an aggregate amount exceeding 25% of the Company's capitalization (as defined in such provision).

6. Upon such other matters as may come before said meeting or any adjournments thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND FOR THE APPROVAL OF THE AMENDMENTS IN ITEMS 2, 3, 4 and 5.



Dated                  , 1995



- ------------------------------          -----------------------------
            (Signature)                            (Signature)


Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                               (PROXY CARD)

CUMULATIVE PREFERRED STOCK

                    NORTHWESTERN PUBLIC SERVICE COMPANY
                         Huron, South Dakota 57350

               PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
               Solicited on behalf of the Board of Directors

     The undersigned hereby appoints R. A. Wilkens and M. D. Lewis, or either of them, proxies of the undersigned, each with the power of substitution, to represent and vote all shares of Cumulative Preferred Stock of Northwestern Public Service Company held of record by the undersigned on March 6, 1995, at the Annual Meeting of the Stockholders of the Company to be held on May 3, 1995, and at any adjournments thereof, in accordance with the Notice and Proxy Statement received, as follows:

1. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to increase to 1,000,000 the number of authorized shares of the Company's Cumulative Preferred Stock, par value $100 per share.

2. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (c)(i) in subdivision 6-I of Division A of Article Fourth therein to eliminate the so-called income coverage requirement which must be satisfied to issue additional Cumulative Preferred Stock without obtaining approval of the holders of at least two-thirds of the outstanding Cumulative Preferred Stock; and

3. Vote For ( ) Against ( ) Abstain ( ) on the proposal to amend the Company's Restated Certificate of Incorporation to delete subparagraph (a) in subdivision 6-II of Division A of Article Fourth therein to eliminate the requirement that the approval of the holders of at least two-thirds of the outstanding Cumulative Preferred Stock be obtained to issue or assume unsecured indebtedness securities in an aggregate amount exceeding 25% of the Company's capitalization (as defined in such provision).

                       (Please sign on reverse side)

                        (continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENTS IN ITEMS 1, 2 and 3.



Dated                  , 1995



- -------------------------------    -----------------------------
            (Signature)                      (Signature)


Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.







                      "FURNISHED for use of SEC only"



CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
Years ended December 31

                                    1994           1993           1992
                                    ------------   ------------   ------------
Operating Revenues:
   Electric                         $ 73,077,431   $ 70,104,822   $ 65,627,621
   Gas                                62,141,382     65,017,964     52,216,333
   Manufacturing                      22,047,241     18,134,456      1,352,600
                                    ------------   ------------   ------------
                                     157,266,054    153,257,242    119,196,554
                                    ------------   ------------   ------------
Operating Expenses:
   Fuel for electric generation       13,399,170     12,731,558     12,072,833
   Purchased power                     1,153,467      1,229,748        841,356
   Purchased gas sold                 46,351,422     48,153,861     38,186,237
   Other operating expenses           21,728,387     23,285,277     19,871,923
   Manufacturing costs                19,552,720     16,296,738      1,345,966
   Maintenance                         6,169,895      6,368,346      5,889,310
   Depreciation                       12,438,501     11,805,763     11,061,520
   Property and other taxes            6,103,903      6,139,613      5,118,469
                                    ------------   ------------   ------------
                                     126,897,465    126,010,904     94,387,614
                                    ------------   ------------   ------------
Operating Income:
   Electric                           25,661,632     21,752,231     21,909,402
   Gas                                 2,540,091      3,903,313      2,892,904
   Manufacturing                       2,166,866      1,590,794          6,634
                                    ------------   ------------   ------------
                                      30,368,589     27,246,338     24,808,940

Investment Income and Other            2,610,791      4,457,438      2,690,294

Interest Expense, net                 (9,669,829)    (8,944,584)    (8,105,109)
                                    ------------   ------------   ------------
Income Before Income Taxes            23,309,551     22,759,192     19,394,125

Income Taxes                          (7,869,343)    (7,568,119)    (5,672,719)
                                    ------------   ------------   ------------
Net Income                            15,440,208     15,191,073     13,721,406

Dividends on Cumulative
  Preferred Stock                       (119,888)      (121,463)      (143,267)
                                    ------------   ------------   ------------
Earnings on Common Stock              15,320,320     15,069,610     13,578,139

Retained Earnings,
  beginning of year                   52,873,772     50,318,050     48,986,426
Dividends on Common Stock            (12,820,980)   (12,513,888)   (12,206,799)
Premium on Preferred
  Stock Retirement                             0              0        (39,716)
                                    ------------   ------------   ------------
Retained Earnings, end of year      $ 55,373,112   $ 52,873,772   $ 50,318,050
                                    ============   ============   ============
Earnings Per Average Common Share
   based on 7,677,232 shares        $       2.00   $       1.96   $       1.77
                                    ============   ============   ============
Dividends Declared Per Common Share $       1.67   $       1.63   $       1.59
                                    ============   ============   ============

See Notes to Consolidated Financial Statements





CONSOLIDATED STATEMENT OF CASH FLOWS
Years ended December 31

                                    1994           1993           1992
                                    ------------   ------------   ------------
Operating Activities:
   Net income                       $ 15,440,208   $ 15,191,073   $ 13,721,406
   Items not requiring cash:
      Depreciation                    12,438,501     11,805,763     11,061,520
      Deferred income taxes            1,509,619     (1,398,578)       (47,328)
      Investment tax credit             (564,801)      (566,498)      (568,655)
      Changes in current assets
        and liabilities:
         Accounts receivable          (1,057,563)    (2,145,693)    (1,049,603)
         Inventories                  (1,447,191)      (111,703)       352,866
         Other current assets           (259,826)    (1,056,726)    (1,246,370)
         Accounts payable              2,699,294     (1,565,245)     2,499,414
         Accrued taxes                (1,487,575)     2,393,850       (579,660)
         Accrued interest                (30,991)       193,772        143,992
         Other current liabilities       421,690        898,638        424,523
      Other, net                      (1,392,444)       624,146     (1,655,673)
      Cash flows from               ------------   ------------   ------------
        operating activities          26,268,921     24,262,799     23,056,432
                                    ------------   ------------   ------------
Investment Activities:
   Property additions                (22,680,856)   (19,974,072)   (18,510,018)
   Sale (purchase) of noncurrent
     investments, net                 (1,386,178)    (9,773,488)     3,872,766
   Acquisition of net assets                   0              0     (4,122,180)
                                    ------------   ------------   ------------
      Cash flows for
        investment activities        (24,067,034)   (29,747,560)   (18,759,432)
                                    ------------   ------------   ------------
Financing Activities:
   Common and preferred stock
     dividends paid                  (12,940,868)   (12,635,351)   (12,350,066)
   Issuance of long-term debt          1,100,000     76,453,842     26,072,200
   Repayment of long-term debt          (677,500)   (58,900,200)   (12,736,000)
   Retirement of preferred stock         (30,000)       (30,000)    (3,085,000)
   Commercial paper borrowings
     (repayments)                      9,800,000              0     (2,000,000)
                                    ------------   ------------   ------------
      Cash flows from (for)
        financing activities          (2,748,368)     4,888,291     (4,098,866)
                                    ------------   ------------   ------------
Increase (Decrease) in Cash and
   Cash Equivalents                     (546,481)      (596,470)       198,134
Cash and Cash Equivalents,
  beginning of year                    3,099,093      3,695,563      3,497,429
                                    ------------   ------------   ------------
Cash and Cash equivalents,
  end of year                       $  2,552,612   $  3,099,093   $  3,695,563
                                    ============   ============   ============
Supplemental Cash Flow Information:
   Cash paid during the year for:
      Income taxes                  $  7,382,119   $  6,338,293   $  6,129,541
      Interest                         8,887,901      8,771,595      7,442,176

See Notes to Consolidated Financial Statements





CONSOLIDATED BALANCE SHEET
December 31
                                               1994            1993
                                               -------------   -------------
ASSETS
  Property:
     Electric                                  $ 321,153,724   $ 308,225,360
     Gas                                          67,213,487      60,880,235
     Manufacturing                                 1,558,484       1,864,751
                                               -------------   -------------
                                                 389,925,695     370,970,346
     Less-Accumulated depreciation              (139,381,075)   (131,287,329)
                                               -------------   -------------
                                                 250,544,620     239,683,017
                                               -------------   -------------
  Current Assets:
     Cash and cash equivalents                     2,552,612       3,099,093
     Accounts receivable, net                     12,255,483      11,197,920
     Fuel, at average cost                         4,886,572       4,040,170
     Inventories, materials and supplies           4,686,771       5,109,966
     Manufacturing inventories                     5,064,859       4,040,875
     Deferred gas costs                            3,029,688       4,121,591
     Other                                         3,694,912       2,343,183
                                               -------------   -------------
                                                  36,170,897      33,952,798
                                               -------------   -------------
  Other Assets:
     Investments                                  46,237,912      44,851,734
     Deferred charges and other                   26,112,211      25,086,544
                                               -------------   -------------
                                                  72,350,123      69,938,278
                                               -------------   -------------
                                               $ 359,065,640   $ 343,574,093
                                               =============   =============
CAPITALIZATION AND LIABILITIES
  Capitalization:
     Common stock equity                       $ 114,704,940   $ 109,666,931
     Nonredeemable cumulative preferred stock      2,600,000       2,600,000
     Redeemable cumulative preferred stock            40,000          70,000
     Long-term debt                              127,052,500     126,600,000
                                               -------------   -------------
                                                 244,397,440     238,936,931
                                               -------------   -------------

  Commitments and Contingencies (Notes 1,6,7,8)            0               0

  Current Liabilities:
     Commercial Paper                              9,800,000               0
     Long-term debt due within one year              570,000         600,000
     Accounts payable                             13,139,557      10,440,263
     Accrued taxes                                 6,740,035       8,227,610
     Accrued interest                              2,915,084       2,946,075
     Other                                         6,039,430       5,617,740
                                               -------------   -------------
                                                  39,204,106      27,831,688
                                               -------------   -------------
  Deferred Credits:
     Accumulated deferred income taxes            37,328,539      35,683,509
     Unamortized investment tax credits           10,584,830      11,149,631
     Other                                        27,550,725      29,972,334
                                               -------------   -------------
                                                  75,464,094      76,805,474
                                               -------------   -------------
                                               $ 359,065,640   $ 343,574,093
                                               =============   =============
See Notes to Consolidated Financial Statements




CONSOLIDATED STATEMENT OF CAPITALIZATION
December 31
                                        1994                 1993
                                        -------------------  -------------------
Common Stock Equity:
    Common stock, $3.50 par value,
        20,000,000 shares authorized;
        7,677,232 shares outstanding    $ 26,870,312         $ 26,870,312
    Additional paid-in capital            29,922,847           29,922,847
    Retained earnings                     55,373,112           52,873,772
    Unrealized gain on investments, net    2,538,669                    0
                                        -------------------  -------------------
                                         114,704,940    47%   109,666,931    46%
                                        -------------------  -------------------
Cumulative Preferred Stock:
    $100 par value, 300,000 shares
        authorized; outstanding:

    Nonredeemable, 4 1/2% Series           2,600,000            2,600,000
    Redeemable, 5 1/4% Series                 40,000               70,000
                                        -------------------  -------------------
                                           2,640,000     1%     2,670,000     1%
                                        -------------------  -------------------
Long-Term Debt:

             Series                Due
- -------------------------------   -----
    First mortgage bonds-
        8.824%                    1998    15,000,000           15,000,000
        8.9%                      1999     7,500,000            7,500,000
        6.99%                     2002    25,000,000           25,000,000
    General mortgage bonds-
        7%                         2023   55,000,000           55,000,000
    Pollution control obligations-
        5.85%, Mercer Co., ND      2023    7,550,000            7,550,000
        5.90%, Salix, IA           2023    4,000,000            4,000,000
        5.90%, Grant Co., SD       2023    9,800,000            9,800,000
                                        -------------------  -------------------
                                         123,850,000          123,850,000

    Other long-term debt                   3,772,500            3,350,000
    Less-Due within one year                (570,000)            (600,000)
                                        -------------------  -------------------
                                         127,052,500    52%   126,600,000    53%
                                        -------------------  -------------------
   Total Capitalization                 $244,397,440   100%  $238,936,931   100%
                                        ==================   ==================

See Notes to Consolidated Financial Statements





QUARTERLY FINANCIAL DATA (UNAUDITED)


                               First    Second     Third    Fourth
                              -------   -------   -------   -------
                               (thousands except per share amounts)

1994: Operating revenues      $55,464   $33,757   $30,195   $37,850
      Operating income         14,104     4,784     3,752     7,729
      Net income                8,017     2,244     1,330     3,849
      Earnings per average
       common share             $1.04     $0.29     $0.17     $0.50

1993: Operating revenues      $51,137   $33,783   $29,775   $38,562
      Operating income         11,495     5,416     5,727     4,608
      Net income                6,574     2,344     2,468     3,805
      Earnings per average
       common share             $0.85     $0.30     $0.32     $0.49